Exhibit 23.1

Consent of Independent Auditors
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-251308) and Form S-8 (No. 333-164376) of Cumberland Pharmaceuticals Inc. of our report dated March 17, 2022, relating to the special purpose financial statements of the SANCUSO Product Line of Kyowa Kirin, Inc., which appears in this Current Report on Form 8-K/A of Cumberland Pharmaceuticals Inc.

/s/ Bodwell Vasek Wells DeSimone LLP

Dallas, Texas
March 17, 2022